UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): March 17, 2011

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change.  Trailing 3-month average versus prior year.)

	December ‘10	January ‘11	February ‘11
Process Management	>+20	>+20	>+20
Industrial Automation	>+20	>+20	>+20
Network Power	0 to +5	-5 to 0	-5 to 0
Climate Technologies	+5 to +10	+15	+5 to +10
Tools and Storage	0 to +5	+5	+5 to +10
Total Emerson	+10 to +15	+15	+10 to +15

February 2011 Order Comments:

Emerson order trends remained solid in the trailing three-month period driven by strength in capital goods end markets.  Orders rates, while still strong, have moderated from their peak level.  The trailing three-month orders excluding currency have dropped three points from last month.  We expect orders will continue to moderate to normal levels as comparisons get tougher moving forward.  Currency exchange rates positively impacted orders by two percentage points.

Process Management orders remained strong due to increased capital spending across all major end markets.  Currency exchange rates positively impacted orders by eight percentage points.  Trailing three-month order trends excluding currency remained above 20 percent.

Industrial Automation order growth continued to show broad strength driven by the recovery in global capital goods end markets.  Order demand was led by the electrical drives and power generating alternator businesses.

Network Power order trends were negative due to tough comparisons for the Network Power business in Asia and the embedded computing and power businesses.  Orders in the Network Power business in Asia declined against a more difficult prior year comparison that included the benefit of strong stimulus programs in China.  The embedded computing and power businesses are earlier cycle businesses in the Network Power portfolio and typically these businesses strengthen first (these businesses had strong order growth in fiscal 2010), followed by growth in the Network Power Systems businesses.  Order growth for the uninterruptible power supply, precision cooling and DC power businesses (i.e., the Network Power Systems businesses), excluding Asia, remained solid.

Climate Technologies order growth moderated as comparisons became increasingly difficult.  Comparisons to the prior year periods will remain difficult for the next several months.  Strength in North America and Asia was partially offset by weakness in Europe.  Asia has started to moderate from the very strong peak levels of last year.

Tools and Storage orders improved slightly, with strength in non-residential construction related businesses partially offset by softness in consumer and residential related businesses.

Upcoming Investor Events:

Emerson senior management will discuss the Company’s second quarter 2011 results during an investor conference call that will be held on Tuesday, May 3, 2011.  The call will begin at 2:00 p.m. Eastern Daylight Time (1:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.Emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website.

May 18, 2011 – 2011 Electrical Products Group Conference

            Location:  Longboat Key, Florida

            Time:  10:45 a.m. to 11:25 a.m. Eastern Daylight Time

            Presenter: David N. Farr, Chairman and Chief Executive Officer

Presentation:  The presentation slides will be posted at the presentation starting time in the Investor Relations area of Emerson’s website at www.Emerson.com/financial.  The presentation slides will be available for approximately one week thereafter at the same location on the website.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: March 17, 2011	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary